SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2012

HEALTHIENT, INC.
(exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

333-59114	33-0730042
Commission File Number	IRS Employer Identification Number

15132 Park of Commerce Blvd., 2nd Floor, FL	33478
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 720 2112

TIME ASSOCIATES, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 25, 2012, Healthient, Inc., a Nevada corporation (the "Registrant") has filed an amendment to its articles of incorporation (the "Amendment") with the Secretary of state of the state of Nevada providing for a 1-for-50 reverse stock split of the Registrant's outstanding common stock.  Pursuant to the Amendment, as of the effective date set forth therein, the presently issued and outstanding shares of common stock of the Registrant will be converted and changed to shares of  common stock of the Registrant at a ratio of fifty (50) pre-split shares of common stock to be converted to one (1) post-split share of common stock of the Registrant.

The effective date of the reverse stock split has been declared by Financial Industry Regulatory Authority as October 1, 2012.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

3. 3 Amendment to the Registrant's Articles of Incorporation, filed on September 25, 2012.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 3, 2012	HEALTHIENT, INC.

	By:	/s/ Katherine T. West
Katherine T. West
President